UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2008

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)		02038 (Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 20, 2008, the shareholders of Echo Therapeutics, Inc. (the “Company”) approved the Echo Therapeutics, Inc. 2008 Equity Compensation Plan (the “2008 Plan”) at the Company’s Annual Meeting of Shareholders. The Board of Directors (the “Board”) of the Company had previously adopted the 2008 Plan, subject to shareholder approval. The 2008 Plan provides for grants of the following incentive awards to employees, consultants and non-employee directors of the Company and of certain of its affiliates: incentive stock options (to employees only), nonqualified stock options, and restricted stock. The following is a brief description of the terms and conditions of the 2008 Plan.
General
     Common Stock Available. The maximum number of shares of the Company’s common stock, $0.01 par value (the “Common Stock”), available under the 2008 Plan for incentive stock options, nonqualified stock options and restricted stock awards, as well as other types of awards, is 1.7 million, with an annual employee limit of 425,000 shares. These limitations are subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, is terminated, canceled or forfeited, the Common Stock not issued under the award will again become available for grant under the 2008 Plan. If any option is exercised by surrendering Common Stock or by having Common Stock withheld, or if tax obligations are paid by surrendering Common Stock or by having Common Stock withheld, only the number of shares issued net of shares withheld or surrendered will be deemed delivered under the 2008 Plan.
     Eligibility. Employees, consultants and non-employee directors of the Company and certain affiliates are eligible to receive awards under the 2008 Plan. However, consultants and non-employee directors are not eligible to receive incentive stock options. There are currently approximately ten employees, six consultants, and three non-employee directors who are eligible to receive awards under the 2008 Plan.
     Administration. The 2008 Plan is administered by the Compensation Committee of the Board (the “Committee”), which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration.
     Subject to any applicable limitations contained in the 2008 Plan, the Committee may select the recipients of awards and determine (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than fair market value of the underlying shares), (iii) the duration of options (which may not be for longer than 10 years), (iv) the number of shares of Common Stock subject to any restricted stock award, and (v) the terms and conditions of such awards, including conditions for the vesting and purchase of such Common Stock.
     The Committee is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in the Company’s capitalization. If a “Change in Control” (as defined in the 2008 Plan) occurs, each outstanding award of an employee, consultant or non-employee director who has not yet had a termination of service will become fully vested (unless the applicable award agreement provides otherwise). The 2008 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions), whether or not a Change in Control. In the event of such a transaction, the Committee may terminate all or a portion of any outstanding awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each grantee holding an option to be terminated at least seven days’ advance notice of the termination. Upon such notice, any such option may be exercised before the termination of the option. Also, the Committee, in the event of such a transaction, may accelerate, in whole or in part, the vesting of any option and/or any restricted stock.
     The Board also formed an Executive Compensation Committee composed of the Company’s Chief Executive Officer that has specific authority to make awards to employees and consultants of the Company under the 2008 Plan, subject to the following conditions: (i) the awards must have an exercise price at or above fair market value of the Common Stock as of the date of the award; (ii) no award of more than 100,000 shares can be made to any one individual annually; (iii) aggregate awards by the Executive Compensation Committee during any fiscal year cannot exceed 425,000 shares; (iv) the awards may not be made to any officer of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended; and (v) the Chief Executive Officer cannot make awards to himself so long as he comprises the Executive Compensation Committee.
Stock Options
     The Committee may award incentive stock options and nonqualified stock options. Incentive stock options offer employees certain tax advantages that are not available for nonqualified stock options. The Committee determines the terms of the options, including the number of shares of Common Stock subject to the options, the exercise price, and when the option becomes exercisable. However, the term of an incentive stock option may not exceed 10 years (five years in certain cases) and the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in certain cases).
     When an employee, a consultant or a non-employee director terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, a consultant or a non-employee director terminates his or her service for a reason other than retirement, death or disability, his or her options generally remain exercisable for up to three months after termination of service, unless the award agreement provides for a different exercise period. Termination of service by reason of death or disability generally causes the option to terminate one year after such termination, unless the award agreement provides for a different exercise period.
     The exercise price may be paid in cash. The Committee may also permit payment of the exercise price in any of the following ways: (i) in shares of Common Stock previously acquired by the grantee, (ii) in shares of Common Stock newly acquired by the grantee as a result of the exercise, (iii) through a so-called broker-financed transaction, (iv) through a loan from the Company that meets certain requirements, or (v) in any combination of the foregoing methods.
Restricted Stock
     The Committee may make restricted stock awards to employees, consultants and non-employee directors (for any or no consideration), subject to any restrictions the Committee may determine. The Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the grantee will have voting and dividend rights on the shares. Any grantee who makes an election under section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide the Company with a copy of the election within 10 days of filing the election with the Internal Revenue Service.

Miscellaneous
     Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, consultant or non-employee director to transfer nonqualified stock options to certain permitted transferees.
     Acceleration of Vesting. The Committee may, in its discretion, accelerate the date on which stock options may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock, if it determines that to do so would be in the best interests of the Company.
     Effective Date. The 2008 Plan became effective April 1, 2008, subject to shareholder approval for the effective award of incentive stock options.
     Amendment and Termination. The 2008 Plan will automatically terminate on April 1, 2018, unless it is terminated sooner by the Board of Directors. The Committee may amend outstanding awards, provided such amendment does not adversely affect the rights of the grantee. The Board of Directors may amend or suspend the 2008 Plan. Shareholder approval, however, is required for (i) any material amendment to the 2008 Plan, (ii) any change in the employees eligible to receive incentive stock options or the number of shares available for the granting of incentive stock options (other than adjustment for certain changes in the Company’s capitalization), and (iii) any change in the material terms of a “performance goal” (for purposes of section 162(m) of the Code).
     The foregoing description of the 2008 Plan is qualified by reference to the full text of the 2008 Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The forms of Restricted Stock Agreement, Incentive Stock Option Agreement and Nonqualified Stock Option Agreement anticipated to be used under the 2008 Plan are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibits

10.1	Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.2	Form of Restricted Stock Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.3	Form of Incentive Stock Option Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.4	Form of Nonqualified Stock Option Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: May 27, 2008	By:	/s/ Harry G. Mitchell
	Name:	Harry G. Mitchell
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibits

10.1	Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.2	Form of Restricted Stock Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.3	Form of Incentive Stock Option Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.

10.4	Form of Nonqualified Stock Option Agreement under the Echo Therapeutics, Inc. 2008 Equity Compensation Plan.